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                                                                    EXHIBIT 10.1



                             AMENDMENT NO. 1 TO THE
                    AUTOBYTEL.COM INC. 1999 STOCK OPTION PLAN

              This Amendment No. 1 dated as of September 22, 1999 to the autobytel.com inc. 1999 Stock Option Plan (the "Plan") is adopted by the Board of Directors (the "Board") of autobytel.com inc. (the "Company") pursuant to
Section 8.1 of the Plan.

              Effective as of September 22, 1999, the Plan is hereby amended by deleting Section 3.1 in its entirety and inserting in lieu thereof the following:

                  3.1 The Plan shall be administered, in the discretion of the
              Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company's Bylaws, and shall consist of two (2) or more members, each of whom is an outside director (within the meaning of Code Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended). The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator. Additionally, and notwithstanding anything to the contrary contained in the Plan, the Board or Committee may delegate to a committee of one or more members of the Board the authority to grant options and to specify the terms and conditions thereof to certain eligible persons who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, in accordance with guidelines approved by the Board or Committee.

         Except as specifically amended hereby, the Plan shall remain in full force and effect as in existence on September 22, 1999, and any reference to the Plan shall mean the Plan as amended hereby.

         In witness whereof, the Board has caused this Amendment No. 1 to the Plan to be duly executed as of the day and year first above written.

                                      autobytel.com inc.



                                      By: /s/Ariel Amir
                                          --------------------------------------
                                      Title: Secretary of the Board of Directors